Exhibit (c)(5)

Confidential / Preliminary & Subject to Change Company Case Special Committee Case 2025 2026 2027 2028 2029+ 2025 2026 2027 2028 2029+ Summary Subcooler Premium: $5.0k Subcooler Premium: $5.0k TFDE $20.0k $30.0k $40.0k $50.0k $60.0k $20.0k $30.0k $45.0k $60.0k $65.0k X-DF 30.0 47.5 55.0 62.5 72.5 30.0 47.5 60.0 72.5 77.5 ME-GA 30.0 50.0 60.0 70.0 80.0 30.0 50.0 65.0 80.0 85.0 By Vessel Vessel A $20.0k $30.0k $40.0k $50.0k $60.0k $20.0k $30.0k $45.0k $60.0k $65.0k Vessel B 25.0 35.0 45.0 55.0 65.0 25.0 35.0 50.0 65.0 70.0 Vessel C 20.0 30.0 40.0 50.0 60.0 20.0 30.0 45.0 60.0 65.0 Vessel D 25.0 35.0 45.0 55.0 65.0 25.0 35.0 50.0 65.0 70.0 Vessel E 25.0 35.0 45.0 55.0 65.0 25.0 35.0 50.0 65.0 70.0 Vessel F 20.0 30.0 40.0 50.0 60.0 20.0 30.0 45.0 60.0 65.0 Vessel G 25.0 35.0 45.0 55.0 65.0 25.0 35.0 50.0 65.0 70.0 Vessel H 20.0 30.0 40.0 50.0 60.0 20.0 30.0 45.0 60.0 65.0 Vessel I 25.0 35.0 45.0 55.0 65.0 25.0 35.0 50.0 65.0 70.0 Vessel J 30.0 47.5 55.0 62.5 72.5 30.0 47.5 60.0 72.5 77.5 Vessel K 30.0 47.5 55.0 62.5 72.5 30.0 47.5 60.0 72.5 77.5 Vessel L 30.0 50.0 60.0 70.0 80.0 30.0 50.0 65.0 80.0 85.0 Vessel M 30.0 50.0 60.0 70.0 80.0 30.0 50.0 65.0 80.0 85.0 CoolCo Model Assumptions Assumptions of Company Management reflected in the Company Case and adjustments by the Special Committee for the Special Committee Case . Upon charter / option expiry, all vessels are assumed to operate based on the re-chartering TCE forecast below: . The above TCE rates factor in vessel utilization (off-hire / off charter), with an assumed additional 2.0% idle days per quarter applied thereafter . Per Company Management, only the and 3+3 options are assumed to be executed Revenue 1 1 Source: Company Case, Special Committee Case 1. Refers to charter upside from subcooler upgrades on TFDE vessels 2. Subcooler Premium begins after installation: (4/30/29); (7/31/29); (1/31/30); (4/30/29) 1 2 2 2 2 A

Confidential / Preliminary & Subject to Change CoolCo Model Assumptions (Cont’d) Operating Expenses . Annual Managed Fleet Revenue of $1.8mm . Annual Managed Fleet and Unallocated Fleet Management Platform Cost of $6.0 through 2029. Annual expenses of $1.8mm thereafter Managed Fleet Other . $16,500 / day for TFDE vessels in Q3 ‘25 (inclusive of $1,000 / day cost savings applicable through 2029) escalated at 3.0% thereafter . $15,500 / day for both X-DF and ME-GA vessels in Q3 ’25, escalated at 3.0% through 2030. Thereafter assumed to linearly increase to match TFDE vessel operating expenses by 2036 . $10,000 / day Voyage and Commission expense for all vessels incurred on idle days . Annual G&A expenses of $9.5mm per year ($0.8mm per vessel) through 2025 (escalated at 3.0%), inclusive of $0.5mm per year of cost savings applicable through 2029 . Near-term drydock schedule and other capex per Company management; long-term drydock assumptions based on 5-year frequency, 30- day duration, and $5.0mm cost at a 3.0% annual escalation . Special Committee Case includes $10.5mm in additional capex at next drydock for all TFDEs not already equipped with a subcooler . Special Committee Case includes additional $6.0mm environmental-related capex for TFDE vessels spread across all drydocks following the vessel’s subcooler upgrade . Useful life per vessel: 25 years under the Company Case, 30 years under the Special Committee Case . Sale proceeds per vessel of $15mm in (2024 nominal values) escalated at 3.0% . Closed-end group of vessels; no vessel acquisitions Assumptions of Company Management reflected in the Company Case and adjustments by the Special Committee for the Special Committee Case Source: Company Case; Special Committee Case 2

Confidential / Preliminary & Subject to Change For the Year Ended 2H '25 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Spot Rates ($/day, thousands) TFDE $20.0 $30.0 $40.0 $50.0 $60.0 $60.0 $60.0 $60.0 $60.0 $60.0 $60.0 X-DF 30.0 47.5 55.0 62.5 72.5 72.5 72.5 72.5 72.5 72.5 72.5 ME-GA 30.0 50.0 60.0 70.0 80.0 80.0 80.0 80.0 80.0 80.0 80.0 Subcooler Premium: $5.0k Unlevered Free Cash Flow Firm Charter Revenues $137 $220 $158 $56 $33 $30 $33 $33 $33 $33 $30 (+) Extension Option Revenues - - 8 51 53 51 51 54 46 1 - (+) Recharter Revenues 10 60 108 174 221 221 231 231 239 272 271 (+) Fleet Management Revenues 1 2 2 2 2 2 2 2 2 2 2 Total Revenue $148 $281 $275 $284 $308 $304 $317 $320 $319 $307 $303 (–) Vessel OpEx (38) (79) (81) (84) (86) (93) (96) (100) (103) (107) (111) (–) Voyage & Commission Expense (1) (1) (0) (1) (2) (3) (1) (1) (1) (2) (3) (–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs (3) (6) (6) (6) (6) (2) (2) (2) (2) (2) (2) (–) G&A (5) (10) (10) (10) (11) (12) (12) (12) (13) (13) (13) EBITDA $101 $186 $178 $183 $203 $195 $206 $206 $201 $183 $174 (–) Drydock CapEx (14) (5) - - (28) (40) (6) - - (33) (47) (–) Efficiency CapEx (33) - - - - - - - - - - (+) Vessel Scrap Proceeds - - - - - - - - - - - Unlevered Free Cash Flow $54 $181 $178 $183 $175 $155 $200 $206 $201 $151 $127 CoolCo Financial Summary Source: Company Case ($ in millions) Company Case 3

Confidential / Preliminary & Subject to Change For the Year Ended 2H '25 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Spot Rates ($/day, thousands) TFDE $20.0 $30.0 $45.0 $60.0 $65.0 $65.0 $65.0 $65.0 $65.0 $65.0 $65.0 X-DF 30.0 47.5 60.0 72.5 77.5 77.5 77.5 77.5 77.5 77.5 77.5 ME-GA 30.0 50.0 65.0 80.0 85.0 85.0 85.0 85.0 85.0 85.0 85.0 Subcooler Premium: $5.0k Unlevered Free Cash Flow Firm Charter Revenues $137 $220 $158 $56 $33 $30 $33 $33 $33 $33 $30 (+) Extension Option Revenues - - 8 51 53 51 51 54 46 1 - (+) Recharter Revenues 10 60 120 207 241 245 256 256 264 299 298 (+) Fleet Management Revenues 1 2 2 2 2 2 2 2 2 2 2 Total Revenue $148 $281 $288 $316 $328 $328 $342 $345 $345 $335 $330 (–) Vessel OpEx (38) (79) (81) (84) (86) (93) (96) (100) (103) (107) (111) (–) Voyage & Commission Expense (1) (1) (0) (1) (2) (3) (1) (1) (1) (2) (3) (–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs (3) (6) (6) (6) (6) (2) (2) (2) (2) (2) (2) (–) G&A (5) (10) (10) (10) (11) (12) (12) (12) (13) (13) (13) EBITDA $101 $186 $190 $215 $223 $219 $231 $231 $227 $211 $201 (–) Drydock CapEx (14) (5) - - (28) (40) (6) - - (33) (47) (–) Efficiency CapEx (33) - - - (34) (19) - - - (11) (11) (+) Vessel Scrap Proceeds - - - - - - - - - - - Unlevered Free Cash Flow $54 $181 $190 $215 $161 $160 $225 $231 $227 $167 $143 CoolCo Financial Summary Source: Special Committee Casezn ($ in millions) Special Committee Case 4